Exhibit 10.6

Dated the 6th day of August 2004

SANWAH GROUP LIMITED

(as Landlord)

and

ASAT LIMITED

(as Tenant)

LEASE

SIMON C. W. YUNG & CO.

SOLICITORS & NOTARIES

21ST FLOOR, HING YIP COMMERCIAL CENTRE

272-284 DES VOEUX ROAD CENTRAL\

HONG KONG

Re: MIS/BP/994847/cmy

THIS LEASE made this 6th day of August 2004

BETWEEN:-

(i) the company detailed as the Landlord in Part I of the Schedule hereto (hereinafter referred to as “the Landlord” which expression shall include its successors and assigns) of the one part; and

(ii) the person firm or company detailed as the Tenant in Part I of the Schedule hereto (hereinafter referred to as “the Tenant” which expression shall include its successors and permitted assigns) of the other part.

WHEREBY it is agreed as follows:

SECTION I

LETTING OF PREMISES

1. Premises

The Landlord hereby demises unto the Tenant and the Tenant hereby takes ALL THOSE premises more particularly described in Part II of the Schedule hereto (hereinafter referred to as the “Premises”) forming part of the building now known as QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, New Territories, Hong Kong (hereinafter referred to as the “Building”) erected on All That piece or parcel of land registered at the Tsuen Wan New Territories Land Registry as Section A of Lot No.472 in Demarcation District No.443 Together with the right for the Tenant its employees servants workmen licensees customers and all persons authorised by the Tenant in common with the Landlord and others having the like right to use go pass and repass up down over and upon the entrance passages halls staircases goods lifts and passenger lifts (during such hours as the same shall be working) and other areas of the Building intended for common use as far as the same are necessary for the proper enjoyment of the Premises subject to the terms and conditions hereinafter contained for the term set forth in Part III of the Schedule hereto (hereinafter referred to as the “Term”) YIELDING AND PAYING therefore throughout the Term such rent as is from time to time payable in accordance with the provisions set out in Part IV of the Schedule hereto (hereinafter referred to as the “Rent”) which sum shall be payable in advance clear of all deductions on the first day of each calendar month. The Tenant agrees to use the Premises only for the purpose set forth in Part V of the Schedule hereto and not for any other purpose without the express permission of the Landlord in writing (such permission shall not be unreasonably withheld).

SECTION II

RENT AND OTHER CHARGES

2. The Tenant hereby agrees and covenants with the Landlord as follow:-

2.01 Rent

To duly and punctually pay the Rent throughout the Term in accordance with the provisions in this Lease on the days and in the manner hereinbefore provided for payment thereof (or as the Landlord may from time to time reasonably direct) and in banknotes if so demanded.

2.02 Management Charges

To duly and punctually pay monthly management charges for the provision of management services for the Premises. The rate of the said management charges shall be subject to review by the manager of the Building from time to time Provided always that such review shall have to be reasonable and reflect actual increases in the costs of providing such management services.

2.03 Rates

To duly and punctually pay and discharge all outgoings of a non-capital and non-recurring nature and Government rates accessed by the Government of the Hong Kong Special Administrative Region (hereinafter referred to as the “Government”) on the Premises from time to time.

2.04 Utility Charges & Utility Deposit

To duly and punctually pay and discharge all deposits and charges in respect of gas water electricity air-conditioning and telephone or other utilities as may be shown by or operated from the Tenant’s own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises.

SECTION III

TENANT’S OBLIGATIONS

3. The Tenant hereby covenants undertakes and agrees with the Landlord as follows:-

3.01 Compliance with Ordinances

To comply with and to indemnify the Landlord against any actual and reasonably incurred losses due to the Tenant’s breach of any ordinances. regulations, by-laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises and to obtain all requisite licences approvals or permits required by any Governmental or other competent authority in connection with the Tenant’s use or occupation of the Premises and to maintain the same in force during the currency of this Lease.

3.02 Good Repair of Interior

To keep all the non-structural and non-concealed parts of the interior of the Premises including the flooring and interior plaster or other finishing material or rendering to walls floors and ceilings and the Landlord’s fixtures and fittings therein and all additions (whether of the Landlord or the Tenant) thereto and all doors, window, piping and electrical installations in substantially good clean and tenantable repair and condition (fair wear and tear and structural and inherent defects and damage and destruction arising from any causes not caused by the act of the Tenant excepted) and to maintain the same at the expense of the Tenant throughout the Term.

3.03 Replacement of Windows

To pay to or reimburse the Landlord the reasonable costs of replacing all broken or damaged windows and glass of the Premises owing to the omission default or negligence of the Tenant and the burden of proof shall rest on the Tenant.

3.04 Repair of Electrical Installations

To repair or replace as so required by the appropriate utility company or authority under the terms of the Electricity Ordinance (Cap.406) or any statutory modification or re-enactment thereof or regulations made thereunder by duly authorised contractor, statutory undertaker or authority (as the case may be) all the non-concealed electricity wiring and electricity wiring installed by the Tenant, installations and fittings in the Premises within fourteen (14) days from the day of receipt of such notice of wants of repair or replacement issued by the said utility company or authority.

3.05 Good Repair of Toilets and Water Apparatus

At the expense of the Tenant to maintain all toilets and sanitary and non-concealed water apparatus as are located within the Premises (or elsewhere if used exclusively by the Tenant its agents contractors employees invitees and licensees) in good clean and tenantable repair and condition (fair wear and tear and structural and inherent defects and damage and destruction arising from any causes not caused by the act of the Tenant excepted) and in accordance with the regulations or by-laws of all Public Health and other Governmental Authorities concerned.

3.06 Cleaning of Drains

To pay on demand to the Landlord the costs reasonably incurred by the Landlord in cleansing and clearing any of the drains within or connected to the Premises choked or stopped up owing to improper or careless use by the Tenant or its agents contractors employees invitees or licensees.

3.07 To Permit Landlord to Enter and View

To permit the Landlord its agents and all persons authorised by it with or without workmen or others and with or without appliances at all reasonable times of the day and with prior appointment to enter upon the Premises to view the condition thereof and upon prior notice to the Tenant to take inventories of the fixtures and fittings therein and to carry out any work or repair required to be done provided that in the event of and emergency the Landlord its servants or agents may enter without notice and forcibly if the circumstances so require and any loss or damage suffered by the Tenant due to such emergency entrance shall be made good by the Landlord.

3.08 To Execute Repair on Receipt of Notice

To make good all defects and wants of repair to the Premises for which the Tenant is liable under the other provisions hereof within a reasonable time from the receipt of written notice from the Landlord to repair amend and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned to permit the Landlord its servants or agents upon prior written notice to enter upon the Premises and execute the same and the costs reasonably incurred by the Landlord thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action.

3.09 To Inform Landlord of Damage

Upon becoming aware of the same, to give prompt notice to the Landlord or its agent of any damage that may be suffered to the Premises and of any accident to or defects in the water and gas pipes (if any) electrical wiring or fittings, fixtures or other services or facilities within the Premises.

3.10 Protection from Typhoon

To take all reasonable and necessary precautions to protect the interior of the Premises against damages by heavy rain storm or typhoon damage or the like and in particular to ensure that exterior doors and windows are securely fastened upon becoming aware of the existence of such adverse weather conditions.

3.11 Indemnification of Landlord

To be responsible for any loss damage or injury caused to any person through the defective or damaged condition or operation of any part of the interior of the Premises or any fixtures or fittings or non-concealed wirings or non-concealed piping therein for the repair of which the Tenant is responsible hereunder or in any way caused by or owing to the spread of fire gas smoke or furnes or the leakage or overflow of water originating from the Premises or any part thereof directly caused through the act, default, neglect of the Tenant its servants, agents, contractors, invitees or licencees or caused by the Tenant’s non-performance and non-compliance of any of the terms and conditions herein contained and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings made upon the Landlord by any person in respect of any such loss damage or injury as aforesaid to the extent that the Landlord has not been indemnified for such loss damage or injury.

3.12 Machinery of the Premises

In operating and running the machinery installed in the Premises to do all acts maintenance works and things required by and in compliance with the provisions bye-laws regulations applicable thereto and also all orders and directions given by the Building Authority, Fire Services Department and any authority having authority in that behalf.

3.13 Entrances

To load and unload goods only at such times, through such entrances, in such manner and by such lifts as shall be designated by the manager of the Building for that purpose from time to time.

3.14 Common Areas

To pay to or reimburse to the Landlord the reasonable costs of repairing any damage caused to any part of the common areas of the Building occasioned by the Tenant its licensees invitees employees agents or contractors or any other persons claiming through or under the Tenant.

3.15 Contractors Employees Invitees Licensees and Agents

To be liable for any act default neglect negligence or omission of the Tenant’s guests, visitors, servants, contractors, employees, invitees, licensees and agents as if it were the act default neglect negligence or omission of the Tenant and to indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith.

3.16 Yield Up Premises and Handover

To quietly yield up the Premises with all fixtures fittings and additions therein and thereto at the expiration or sooner determination of the Term in substantially good clean and tenantable repair and condition in accordance with the stipulations hereinbefore contained (fair wear and tear and inherent defects and damage and destruction arising from any causes not caused by the act of the Tenant excepted) together with all keys giving access to all parts of the Premises as well as the keys to the toilet rooms and other facilities in the Building to which the Tenant has had access and to make good and repair in a proper and workmanlike manner any damage to the Premises and the Landlord’s fixtures and fittings therein as a result thereof before delivering up the Premises to the Landlord Provided that in the event that the Tenant fails to do so within a reasonable time, the Landlord shall be entitled to do such repair as the Landlord shall in its absolute discretion deem fit and all reasonable costs and expenses incurred by the Landlord in relation thereto shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from any deposit held by the Landlord hereunder.

SECTION IV

LANDLORD’S OBLIGATIONS

4. The Landlord agrees with the Tenant as follows:-

4.01 Quiet Enjoyment

To permit the Tenant duly paying the Rent and other charges hereby agreed to be paid on the days and in the manner herein provided for payment of the same and duly observing and performing the agreements stipulations terms conditions and obligations herein contained to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

4.02 Property Tax

To pay Property Tax, Government Rent and all outgoings of a capital or non-recurring nature during the Term, contributions to sinking or contingency fund and all other levies and charges attributable or payable in respect of the Premises other than those specifically provided as being payable by the Tenant under the provisions herein contained.

4.03 To Maintain Structure and Exterior

To use its reasonable endeavours to procure the manager of the Building to maintain and keep the structure, main walls, drains pipes, exterior, wires and cables of and in the Building of which the Premises forms part (other than those for which the Tenant is expressly responsible hereunder) in clean tenantable and proper repair and condition throughout the Term and on receipt of prior written notice from the Tenant specifying any works or repairs which are to be carried out, to procure the manager to execute the same within a reasonable period of time

4.04 To Procure Manager of Building

To use its reasonable endeavours to procure the manager of the Building to carry out its obligations under the Deed of Mutual Covenant and/or Management Agreement in respect of the Building and to enforce the terms thereof against other co-owners or occupiers of the Building for the Tenant’s quiet possession and enjoyment of the Premises.

4.05 To Maintain Adequate Insurance

To maintain and take out throughout the Term adequate all risks property insurance cover in respect of those parts of the Building under the ownership of the Landlord in its full reinstatement value and adequate occupiers and public liability insurance cover in respect of those parts of the Building under the ownership of the Landlord other than the Premises with an insurance company of good repute and to apply the proceeds of any claims in respect of the same to make good any damage and for no other purpose. Provided always it is hereby agreed by the Tenant that this obligation to maintain insurance shall not apply to a mortgagee in possession of the Premises or any successor-in-title of the Premises.

4.06 Government Grant

To perform and observe the positive covenants and conditions contained in the Government Grant on the part of the lessee relating to the Building insofar as those parts of the Building owned by the Landlord are concerned, save insofar as such obligations are imposed on the Tenant by this Lease.

SECTION V

RESTRICTIONS AND PROHIBITIONS

5. The Tenant hereby agrees with the Landlord as follows:-

5.01 Injury to the Premises

Not without the previous written consent of the Landlord (such consent not to be unreasonably withheld) to cut maim or injure or permit or suffer to be cut maimed or injured any doors windows walls beams structural members or other part of the fabric of the Premises.

5.02 Ventilation

Not to close any openings, existing vents, shafts in the Premises designed for ventilation purpose unless circumstances so require and with the written consent of the Landlord.

5.03 Alterations to Exterior

Not to paint or make any alteration to the exterior of the Premises.

5.04 Not to Erect Gates or Grilles

Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld) to erect or install gates, metal grilles, shutters or other similar installation whether temporary or permanent at the doorway or entrance to the Premises or at any of the fire exits therefrom or erect any such gate or metal grille or shutter or other similar installation that might in any way contravene the regulations from time to time in force of the Fire Services Department or other competent authority concerned, nor in any other respect to contravene any of the said regulations.

5.05 Not in install any furnace, boiler, compressors and generators

Not to install any furnace, boiler, compressors, generators or other plant or equipment in the Premises or use any fuel that might produce smoke without first obtaining permission in writing from the Commissioner for Labour or other appropriate Governmental authority and the Landlord.

5.06 Noise

Save and except during any renovation period, not to cause or produce or suffer or permit to be produced on or in the Premises any excessive sound or noise or vibration or resonance or other form of disturbance in or on the Premises which is or may be a nuisance to the tenants or occupiers of adjacent or neighbouring premises or within the Building.

5.07 Illegal Immoral or Improper Use

Not to use or cause permit or suffer to be used any part of the Premises for gambling or for any illegal immoral or improper purposes.

5.08 No Touting

Not to tout or solicit or procure or cause or permit or suffer any touting or soliciting for business or the distribution of any pamphlets notices or advertising matter outside the Premises or anywhere within the Building.

5.09 Domestic Use

Not to use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any ordinance from time to time in force or to allow any person to remain in the Premises overnight unless with the Landlord’s prior permission in writing, other than for the mere purpose of posting overnight security guards.

5.10 Nuisance

Not to do or permit or suffer to be done anything in or upon the Premises or any part thereof which may at any time be or become a nuisance to the Landlord or the tenants or occupiers of the other portions of the Building or which may produce any offensive odour.

5.11 Storage

Not to keep or store or cause or permit or suffer to be kept or stored any arms ammunition gun-powder salt-petre petrol kerosene or other explosive dangerous or combustible substance or hazardous goods or unlawful goods within the meaning of the Dangerous Goods Ordinance (Cap.295) and the regulations made thereunder or any statutory modification or re-enactment thereof from time to time in any part of the Premises or do or cause to be done any act or thing whatsoever in contravention of the covenants and provisions contained in the Government Lease and/or Conditions and/or Deed of Mutual Covenant and/or Management Agreement applicable to the Building. Provided always that the restriction herein shall not apply to such part of the Premises as are intended to be used as a canteen.

5.12 User

Not to use the Premises for any purpose other than the purpose specified in Part V of the Schedule hereto. The Landlord does not represent or warrant that the Premises are suitable or permitted to be used for the specified purpose or for any purposes whatsoever and the Tenant shall satisfy himself or shall be deemed to have satisfied himself that the Premises are suitable or permitted for such use or purpose.

5.13 Obstructions in Passages

Not to place or leave or cause or permit or suffer to be placed or left any goods boxes furniture articles or rubbish in the entrances or any of the staircases passages or landings of the Building used in common with other occupiers of the Building or otherwise encumber the same.

5.14 Not to Overload the Premises

Not to overload the Premises in excess of its prescribed maximum capacity and to be responsible for any damage caused by any breach thereof.

5.15 Preparation of Food and Prevention of Odour

Not to cook or permit or suffer to be cooked any food in the Premises (save and except in Workshops 3, 4, 7 and 8 on the Sixteenth Floor of the Building) other than the preparation and consumption of light meals or refreshments for consumption by the Tenant’s employees agents workmen guests or invitees on the Premises.

5.16 Animals. Pets & Infestation

Not to keep or permit Or suffer to be kept any pets animals or livestock inside the Premises and to take all such reasonable steps and precautions to the reasonable satisfaction of the Landlord as shall be necessary to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin.

5.17 Alienation

Unless with the prior written consent of the Landlord (such consent not be unreasonably withheld), not to assign underlet or otherwise part with the possession of the Premises or any part thereof in any way whether by way of subletting lending sharing or other means whereby any person or persons not a party to this Lease other than companies within the group of companies (as defined in the Companies Ordinance) to which the Tenant belongs and/or companies being associated companies of the Tenant obtain(s) the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with possession of the Premises (whether for monetary consideration or not) this Lease shall absolutely determine and the Tenant shall forthwith vacate the Premises on written notice to that effect from the Landlord.

5.18 Breach of Government Lease and Compliance with Deed of Mutual Covenant and Management Agreement

Not to cause or suffer or permit any contravention of the negative or restrictive provisions of the Government Lease or Conditions under which the Landlord holds the Premises and to comply with all the provisions in any Deed of Mutual Covenant and Management Agreement affecting the Building. Provided always that a copy of the Government Lease or Conditions and a copy of the Deed of Mutual Covenant and Management Agreement have been supplied to the Tenant in advance.

5.19 Breach of Insurance Policy

Not to cause or suffer or permit to be done any act or thing whereby any policy or policies of insurance on the Premises taken out by the Landlord against damage by fire or liability to third parties from time to time subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord forthwith on demand all reasonable sum paid by the Landlord by way of increased premium or premiums thereon and all reasonable expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause. Provided always that a copy of the policy has been provided to the Tenant in advance.

SECTION VI

EXCLUSIONS

6. IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that save where the Landlord is in breach of its other obligations hereunder the Landlord shall not be liable to the Tenant or any other person whomsoever:-

(i) Breakdown of Lifts, Air-Conditioning (if any), Utilities

In respect of any loss of profit or of business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant, or any other person caused by or through or in any way owing to or arising out of or connected with any defect in or breakdown or suspension of service of the lifts air-conditioning system (if any), electric power or water supplies, or any other building service provided in or serving the Building; or

(ii) Fire and Overflow of Water

In respect of any loss of profit or of business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant, or any other person caused by or through or in any way owing to or arising out of or connected with any escape of fumes gas smoke fire or any other substance or thing or the overflow of water from anywhere within the Building; or

(iii) Security

For the security or safekeeping of the Premises or any contents therein;

nor shall the Rent or other charges payable hereunder or any part thereof abate or cease to be payable on account of any of the foregoing.

SECTION VII

ABATEMENT OF RENT

7. Suspension of Rent

If the Premises or the Building or any part thereof shall at any time during the Term be destroyed or damaged or become inaccessible owing to fire water storm typhoon defective construction earthquake subsidence of the ground or any calamity beyond the control of the Landlord (not attributable to any act default omission or negligence of the Tenant) so as to render the Premises unfit for use and occupation and the policy or policies of insurance effected by the Landlord or any other entity on behalf of the Landlord shall not have been vitiated or payment of policy monies refused in whole or in part in consequence of any act or default of the Tenant or if at any time during the continuance of this Lease the Premises or the Building or any part thereof shall be condemned as a dangerous structure or a demolition order or closure order shall become operative in respect of the Premises or the Building or any part thereof, then the Rent and the other charges and payments hereby reserved or a fair proportion (as agreed between the Landlord and the Tenant) thereof according to the nature and extent of the damage sustained or of the condemnation or order made shall be suspended until the Premises or the Building or the relevant part thereof shall be reinstated or rendered accessible and fit for use and occupation Provided that should the Premises or the Building or the relevant part thereof not have been, reinstated or rendered accessible and fit for use, and occupation in the meantime either the Landlord or the Tenant may at any time after 4 months from the occurrence of such damage or destruction or condemnation or order give to the other of them notice in writing to determine this Lease and thereupon the same and everything herein contained shall cease and determine and be void as from the date of the occurrence of such destruction or damage or condemnation or order or of the Premises becoming inaccessible or unfit for use and occupation but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained.

SECTION VIII

DEFAULT

8. It is hereby expressly agreed and declared as follows:-

8.01 Default

If the Rent and/or the management charges and/or any other sums payable hereunder or any part thereof shall be in arrear for fifteen (15) days after the same shall become payable (whether formally demanded or not) or if there shall be any breach or non-performance of any of the stipulations conditions or agreements herein contained and on the part of the Tenant to be observed or performed which the Tenant shall fail to rectify or take all necessary steps towards rectification after being advised in writing of the breach by the Landlord or if the Tenant shall admit inability to pay its debts as they fall due or shall have any encumbrance taking possession of any of its assets within the Premises in circumstances in which the Landlord shall have reasonable grounds for believing that the ability of the Tenant to pay the Rent and other charges hereby reserved and to observe and perform its obligations under this Lease shall have been genuinely prejudiced or put at genuine risk or shall have a receiving order made against it or shall fail to satisfy any judgment that may be given in any action against it or if the Tenant shall become bankrupt or being a corporation shall go into liquidation save for the purposes of solvent amalgamation or reconstruction or if the Tenant shall suffer any execution to be levied upon the Premises on the Tenant’s goods, then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Lease shall absolutely determine but without prejudice to any right or action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the terms of this Lease. A written notice served by the Landlord on the Tenant in the manner hereinafter provided to the effect that the Landlord thereby exercises the power of determination and/or re-entry hereinbefore contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord.

8.02 Acceptance of Rent

The acceptance of Rent by the Landlord hereunder shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

8.03 Distraint

For the purpose of Part III of the Landlord and Tenant (Consolidation) Ordinance and of this Lease, the Rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

8.04 Interest

The Landlord shall have the right without prejudice to any other right or remedy hereunder to charge interest at the rate of one (1) per cent per calendar month in respect of any rent, charges or payments to be made under this Lease as shall be in arrears for more than 15 days and such interest shall be calculated on a daily basis and shall be payable from the date upon which such payment in arrears fell due to the date of actual payment.

SECTION IX

INTERPRETATION AND MISCELLANEOUS

9.01 Condonation not a Waiver

No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord) unless expressed in writing and signed by the Landlord. Any consent or approval given by the Landlord shall operate as a consent or approval only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent or approval of the Landlord in the future, unless expressly so provided.

9.02 Letting Notices and Entry

During the 3 months immediately before the expiration or sooner determination of the Term the Tenant shall permit all persons having the Landlord’s proper authority to enter and view the Premises at all reasonable times and by prior appointment and the Landlord shall be at liberty to affix and maintain without interference with the Tenant’s occupation of the Premises upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall require during the aforementioned period of 3 months.

9.03 Service of Notice

Any notice required to be served on the Tenant hereunder shall be sufficiently served if delivered to or despatched by registered post to the registered office of the Tenant from time to time. Any notice required to be served on the Landlord hereunder shall be sufficiently served if delivered or despatched by registered post to the registered office of the Landlord from time to time. A notice sent by registered post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

9.04 Gender

In this Lease, unless the context otherwise requires words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender shall include the others of them and references to persons shall include bodies corporate or unincorporated and vice versa.

9.05 Headings

The headings herein are intended for guidance only and do not form part of this Lease nor shall any of the provisions of this Lease be construed or interpreted by reference thereto or in any way affected or limited thereby.

9.06 Stamp Duty and Costs

(a) The stamp duty and land registration fees payable on this Lease and its counterpart shall be borne by the parties hereto in equal shares.

(b) Each of the parties hereto shall bear its costs (legal or otherwise) for preparation and completion of this Lease.

9.07 No Fine

The Tenant acknowledges that no fine premium key money construction money or other consideration has been paid or will be payable by the Tenant to the Landlord for the grant of this Lease.

9.08 Full Agreement and Exclusion of Warranties

This Lease sets out the full agreement between the parties hereto and supersedes any other commitments, agreements, warranties or understandings, written or verbal, that the parties hereto may have had with respect to the subject matter of this Lease. Without prejudice to the generality of the foregoing, no warranties or representations, express or implied, of any kind other than those expressly set out herein (if any) are or have been made or given by the Landlord or by anybody on its behalf and if any such warranties or representations, express or implied, have been made, the same are withdrawn or deemed to have been withdrawn immediately before the execution of this Lease.

9.09 Special Conditions

The parties hereto further agree that they shall respectively be bound by and entitled to the benefit of the special conditions (if any) set out in Part VI of the Schedule hereto. If there is any conflict or inconsistency between the provisions contained in the said Part VI and any other part of this Lease, the provisions contained in the said Part VI shall prevail.

9.10 Governing Law

The parties hereto agree that this Lease and all rights liabilities and obligations arising hereunder shall be governed in all respects by the laws of the Hong Kong Special Administrative Region and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Courts of the Hong Kong Special Administrative Region.

SECTION X

DEPOSIT

10.01 Deposit

The Tenant shall on the signing hereof deposit with the Landlord the sum or sums specified in Part VII of the Schedule hereto (hereinafter referred to as the “Deposit”) to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which Deposit shall be held by the Landlord throughout the currency of this Lease free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy hereunder) to deduct therefrom the amount of any Rent rates and other charges payable hereunder or to apply the Deposit to remedy any breach of any of the Tenant’s covenants and conditions in this Lease. In the event of any deduction or application being made by the Landlord from the Deposit in accordance herewith the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted or a sum sufficient to replace the sum so applied (as the case may be) and such sum shall thereafter form part of the Deposit.

10.02 Repayment of Deposit

Subject as aforesaid, the Deposit paid shall be refunded to the Tenant by the Landlord without interest within 15 days after the expiration or sooner determination of this Lease and delivery of vacant possession of the Premises to the Landlord or after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of Rent rates and other charges payable hereunder or for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed, whichever shall be the later.

10.03 Transfer of Deposit

In the event of the Landlord disposing of its interest in the Premises, the Landlord shall notify the Tenant of the same within a reasonable time and transfer the Deposit and the benefits and burdens of this Lease to its successors-in-title to the intent that the Landlord’s obligation to repay the Deposit to the Tenant shall be an obligation which runs with the Premises and that the Landlord’s successors-in-title in possession of the reversionary interest thereto shall be obliged to repay the Deposit to the Tenant in accordance with the terms of this Lease and in the absence of the aforesaid notification and an acknowledgement on the part of the successors-in-title of receipt of the Deposit, the Tenant shall have a continuing right to go after the Landlord for refund of the Deposit.

10.04 Mortgagee Consent

(a) The Premises are at present subject to a Second Mortgage dated 24th July 2002 and registered at the Tsuen Wan New Territories Land Registry by Memorial No.1472817 in favour of Citic Ka Wah Bank Limited (“Citic Ka Wah”) by which it is stipulated (inter alia) that the Landlord shall obtain the consent in writing of Citic Ka Wah of granting of tenancy or Lease of the Premises. This Lease is conditional upon the written consent of Citic Ka Wah being obtained and in the event this Lease shall terminate upon expiration of fourteen (14) days from the date a notice sent by the Landlord to the Tenant informing the Tenant of the Landlord’s failure to obtain the said consent and the Tenant shall vacate the Premises and deliver vacant possession within fourteen (14) days from the date of the said notice and Deposit paid hereunder by the Tenant to the Landlord shall be returned to the Tenant without interest costs or compensation and without prejudice to the Landlord’s right to deduct from the amount of the said Deposit and to claim from the Tenant any damages the Landlord have suffered or will suffer as a result of any antecedent breach of this Lease by the Tenant including but not limited to any failure of the Tenant to pay any sum(s) due under this Lease prior and up to the date of termination of this Lease. The Tenant acknowledges that in the event of this Lease being terminated by reason of the failure of the Landlord to obtain relevant consent from Citic Ka Wah, the Tenant shall have no claim against the Landlord for such earlier termination.

(b) Notwithstanding the payment of the Deposit and the monthly rental (if any) paid by the Tenant hereunder and the Tenant’s entry into possession of the Premises no relationship of Landlord and Tenant is created hereunder unless and until the consent of Citic Ka Wah shall have been obtained.

10.05 Transfer and Refund Deposit

(a) The rental deposit in the sum of HK$4,029,555.20 paid by the Tenant to the Landlord under the previous Lease dated 29th October 1999, the Supplemental Lease dated 17th February 2000, the Second Supplemental Lease dated 17th February 2000 and the Third Supplemental Lease dated 17th April 2000 (“the Previous Lease”) shall be applied by the Landlord in the following manner:-

(i) The sum of HK$3,427,044.00 being part thereof shall be transferred and applied towards payment of the Deposit payable by the Tenant to the Landlord under Clause 10.01 of Section X of this Agreement; and

(ii) The sum of HK$602,511.20 being the balance thereof shall be applied towards partial payment of the 1st month’s rent to the Landlord hereunder.

The Tenant hereby agrees and confirms that application of the said sum of HK$4,029,555.20 in accordance with the provisions hereof shall be a full and satisfactory discharge of the Landlord’s obligation to refund the said sum under the Previous Tenancy Agreement.

AS WITNESS this Lease has been duly executed by the parties hereto the day and year first above written.

THE SCHEDULE ABOVE REFERRED TO

PART I

The Landlord	:	SANWAH GROUP LIMITED whose registered office is situate at 2nd Floor, QPL Industrial Building, 126-140 Texaco Road,Tsuen Wan, New Territories, Hong Kong.

The Tenant	:	ASAT LIMITED whose registered office is situate at 14th Floor, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, New Territories.

PART II

The Premises

THE PREMISES:	(a)	SEVENTH FLOOR (including WORKSHOPS 1, 2, 3, 4, 5, 6, 7 and 8), EIGHTH FLOOR (including WORKSHOPS 1, 2, 3, 4, 5, 6, 7 and. 8), NINTH FLOOR (including WORKSHOPS 1, 2, 3, 4, 5, 6, 7 and 8), TENTH FLOOR (including WORKSHOPS 1, 2, 3, 4, 5, 6, 7 and 8), ELEVENTH FLOOR (including WORKSHOPS 1, 2, 3, 4, 5, 6, 7 and 8), TWELFTH FLOOR (including WORKSHOPS 1, 2, 3, 4, 5, 6, 7 and 8), WORKSHOPS 1, 2, 3, 4, 5 and 6 on THIRTEENTH FLOOR, WORKSHOPS 1, 2, 3, 4, 5, and 6 on FOURTEENTH FLOOR, FIFTEENTH FLOOR (including WORKSHOPS 1, 2, 3, 4, 5, 6, 7 and 8), WORKSHOPS 3, 4, 7 and 8 on SIXTEENTH FLOOR, EIGHTEENTH FLOOR (including WORKSHOPS 1, 2, 3, 4, 5, 6, 7 and 8), NINETEENTH FLOOR (including WORKSHOPS 1, 2, 3, 4, 5, 6, 7 and 8), WORKSHOPS 1, 2, 3, 4, 5, 6, 7 and 8 on TWENTIETH FLOOR, TWENTY-SECOND FLOOR (including WORKSHOPS 1 and 2) and Portions of WORKSHOPS 1 and 2 on TWENTY—THIRD FLOOR (which are designated as WORKSHOPS 3, 4, 5, 6, 7 and 8 on TWENTY—THIRD FLOOR and more particularly shown on the TWENTY—THIRD FLOOR plan annexed hereto and thereon coloured pink) of the Building

	(b)	28 CAR PARKING SPACES on Portions of FIRST FLOOR (which are now designated as Car Parking Spaces Nos.1, 2, 5, 7, 11, 12, 13, 15, 16, 19, 20, 21, 22, 23, 24, 25, 27, 28, 29, 30, 37, 40, 41, 43, 47, 49, 61 and 62 on FIRST FLOOR and more particularly shown on the FIRST FLOOR plan annexed hereto and thereon coloured pink) of the Building

THE BUILDING:	QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, New Territories, Hong Kong

PART III

The Term

A term of THREE (3) years from the 1st day of April 2004 to the 31st day of March 2007 (both days inclusive).

PART IV

The Rent

The Rent (exclusive of management charges, rates and other charges) for the Term shall be

(a) HK$1,713,522.00 per calendar month for the First year commencing from 1st April 2004 to 31st March 2005;

(b) HK$1,427,935.00 per calendar month for the Second year commencing from 1st April 2005 to 31st March 2006;

(c) HK$1,142,348.00 per calendar month for the Third year commencing from 1st April 2006 to 31st March 2007.

PART V

User

The Premises (save and except portion of Workshops 3, 4, 7 and 8 on the 16th Floor) shall be restricted to be used as factory workshop and/or godown with ancillary offices to the extent which is permissible by law.

Portion of Workshops 3, 4, 7 and 8 on the 16th Floor shall be restricted to be used as canteen.

PART VI

Special Conditions

1. Tenant’s Option to Renew

(a) Provided that in the reasonable opinion of the Landlord the Tenant is not in material default of its obligations under this Lease at the time of giving notice below, the Tenant shall have the option to renew this Lease for a further term of TWO (2) years from the expiration of the Term by giving the Landlord notice in writing of its intention to exercise such option (hereinafter referred to as the “Renewal Notice”) not less than six (6) months before the expiration of the Term and if the Tenant shall not have exercised its option to renew as provided in this Special Condition l(a), this Lease shall forthwith be terminated at the expiration of the original term of THREE (3) years and the Tenant shall yield up and deliver vacant possession of the Premises to the Landlord and the Tenant shall not be required to reinstate the Premises to its original condition.

(b) The new lease to be granted pursuant to sub-paragraph (a) above (hereinafter referred to as the “New Lease”) shall be on the same terms and conditions as are contained in this Lease save and except that:-

(i) this option for renewal shall be excluded; and

(ii) the new rent for the New Lease (hereinafter referred to as the “New Rent”) shall be the open market rent for the Premises as at the date of expiry of the Term.

(c) Within two months after the service of the Renewal Notice, either the Landlord or the Tenant may serve a notice upon the other calling for an independent professional valuer or a firm of professional valuers whose qualification must be a corporate member of the Royal Institution of Chartered Surveyors or the Hong Kong Institute of Surveyors in the class of Fellow or Professional Associate of General Practice Division (hereinafter referred to as “Surveyor”) who shall be jointly appointed by the Landlord and the Tenant to determine the New Rent. The Surveyor’s decision shall be conclusive and binding on the parties hereto, (d) In determining the New Rent the following provisions shall apply:-

(i) the Surveyor shall act as an expert and not as an arbitrator and shall take into account the open market rent for similar premises in the area having attributes comparable to those of the Premises obtainable at the time of commencement of the renewed term on the following assumptions that at that date:-

(aa) the Premises are fit for immediate occupation and use and that no work which has been carried out thereon by the Tenant has diminished the rental value of the Premises and that in case the Premises has been destroyed or damaged) they have been fully reinstated and restored;

(bb) the Premises are available for letting by a willing landlord to a willing tenant without a premium but with vacant possession and subject to the provisions of this Lease for a term equal to the renewed term.

(cc) that the covenants herein contained on the part of the Tenant have been fully performed and observed,

but disregarding:-

(dd) any effect on rent of the fact that the Tenant has been in occupation of the Premises;

(ee) any goodwill attached to the Premises by reason of the carrying on thereat of the business of the Tenant; and

(ff) any value in respect of fixtures, fittings or equipment installed by the Tenant in the Premises.

(e) Until the New Rent shall have been determined, the Tenant shall continue to pay the rent at the same rent as the rent payable immediately before the expiry of the Term PROVIDED THAT within seven (7) days of the New Rent having been agreed or determined the Tenant shall pay to the Landlord:-

(i) the difference between the amount of the New Rent which would have been payable from the date of expiry of the Term until the next rent payment date following determination of the New Rent and the amount of the rent actually paid by the Tenant during that period; and

(ii) the difference between the Deposit and the deposit to be payable for the New Lease representing two times the New Rent;

or if the New Rent is lower than the Rent, the Landlord shall repay to the Tenant:-

(i) the difference between the amount of the Rent paid by the Tenant from the date of expiry of the Term until the next rent payment date following determination of the New Rent and the amount of the New Rent which would have been payable during that period; and

(ii) the difference between the Deposit and the deposit to be payable for the New Lease representing two times the New Rent.

(f) The costs and expenses of the Surveyor hereinbefore mentioned including but not limited to the costs of his appointment shall be borne by the Landlord and the Tenant in equal shares.

2. It is declared that Messrs. Simon C. W. Yung & Co., Solicitors act for the Landlord only in connection with this Lease. The Tenant has been advised to seek legal independent advice on the terms hereof.

PART VII

The Deposit

HONG KONG DOLLARS THREE MILLION FOUR HUNDRED TWENTY SEVEN THOUSAND AND FORTY FOUR ONLY (HK$ 3,427,044.00)

SEALED with the Common Seal of the	)
	)	For and on behalf of
Landlord and SIGNED by	)	SANWAH GROUP LIMITED
)
Kwan Kit Tong (Director))		/s/ KWAN KIT TONG
	)	Authorized Signature(s)
)
as authorized signatories of and for	)
)
and on behalf of the Landlord in the	)
)
presence of:-)

Chhoa Peck Lim, Bella

2/F., QPL Industrial Building,

138 Texaco Road,

Tsuen Wan,

New Territories,

Hong Kong

/s/    CHHOA PECK LIM, BELLA

SEALED with the Common Seal of the	)
)
Tenant and SIGNED by	)
)
Arthur Tsui	)	/s/ ARTHUR TSUI
)
)
as authorised signatories of and for	)
)
and on behalf of the Tenant in the	)
)
presence of:-)

Winne Kong

/s/ WINNE KONG

RECEIVED on or before the day and year first	)
above written of and from the Tenant the	)
abovementioned deposit of HONG KONG	)
DOLLARS THREE MILLION FOUR	)
HUNDRED TWENTY SEVEN THOUSAND	)	HK$3,427,044.00
AND FORTY FOUR ONLY (which is transferred	)
from the deposit money paid under the Previous	)
Lease) being the deposit money hereinbefore	)
mentioned payable by the Tenant to the Landlord.	)	For and on behalf of
SANWAH GROUP LIMITED

/s/ KWAN KIT TONG
Authorized Signature(s)